Herman Miller Reports Third Quarter Fiscal 2018 Results

•	Year-over-year sales growth of 10.2%; broad-based across all segments

•	32% increase in reported EPS (adjusted EPS growth of 28%)

•	580 basis point improvement in Consumer operating margins over last year
Webcast to be held Wednesday, March 21, 2018, at 5:00 PM ET

Release	Immediate
Date	March 21, 2018
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its third quarter ended March 3, 2018. Net sales in the quarter totaled $578.4 million, an increase of 10.2% from the same quarter last fiscal year. New orders in the third quarter of $563.2 million were 3.7% above the prior year level.

Herman Miller reported net earnings of $0.49 per share on a diluted basis in the third quarter compared to diluted earnings per share of $0.37 in the same quarter last fiscal year. Excluding the impact of certain special charges and the one-time impact of the U.S. Tax Cuts and Jobs Act recognized in the period, adjusted earnings per share in the third quarter totaled $0.50, compared to adjusted earnings per share of $0.39 in the third quarter of last fiscal year.

Brian Walker, Chief Executive Officer, stated “Broad-based sales growth across all of our business segments was a clear highlight for the quarter, led by strong double-digit growth from our International and Consumer business segments. We were particularly encouraged that the acceleration in sales for the Consumer business resulted in meaningful improvement in operating margins for the segment as we execute on this important strategic priority. While order levels in North America reflected the project-based nature of the industry during the quarter, a favorable macro-economic picture and the potential for U.S. tax reform to be a catalyst for industry demand provide a supportive backdrop going forward. Highlighting our strategy of expanding our addressable markets, our International, Consumer and Specialty business segments each delivered strong order growth this quarter. With our collection of leading brands, a global multi-channel distribution capability and focus on our five key strategic priorities, we are well-positioned to drive sustainable long-term growth.”

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Third Quarter Fiscal 2018 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	3/3/2018	3/4/2017	% Chg.	3/3/2018	3/4/2017	% Chg.
	(13 weeks)	(13 weeks)		(39 weeks)	(40 weeks)
Net Sales	$578.4	$524.9	10.2%	$1,763.2	$1,701.0	3.7%
Gross Margin %	35.6%	37.2%	N/A	36.6%	37.8%	N/A
Operating Expenses	$167.5	$157.8	6.1%	$505.4	$498.7	1.3%
Restructuring Expenses	$—	$2.7	(100.0)%	$1.9	$3.7	(48.6)%
Operating Earnings %	6.6%	6.7%	N/A	7.8%	8.3%	N/A
Adjusted Operating Earnings %*	7.3%	7.0%	N/A	8.2%	8.5%	N/A
Adjusted EBITDA*	$61.6	$52.6	17.1%	$199.5	$188.0	6.1%
Net Earnings Attributable to Herman Miller, Inc.	$29.8	$22.5	32.4%	$96.3	$90.5	6.4%
Earnings Per Share – Diluted	$0.49	$0.37	32.4%	$1.60	$1.50	6.7%
Adjusted Earnings Per Share – Diluted*	$0.50	$0.39	28.2%	$1.64	$1.52	7.9%
Orders	$563.2	$543.2	3.7%	$1,787.4	$1,714.7	4.2%
Backlog	$341.7	$331.6	3.0%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the third quarter of fiscal 2018 totaled 35.6%, representing a 160 basis point decrease from the level reported in the same quarter of last fiscal year. Operating expenses in the third quarter were $167.5 million compared to $157.8 million in the same quarter a year ago. Operating expenses included certain special charges totaling $3.9 million in the third quarter of fiscal 2018. These items related primarily to costs associated with the planned CEO transition announced in February and external consulting fees associated with the Company's profit enhancement initiatives.
Herman Miller’s effective income tax rate in the third quarter was 19.0%, compared to 29.8% in the same quarter last fiscal year. The effective tax rate in the third quarter includes the impact of the recently enacted U.S. Tax Cuts and Jobs Act (the "Act"). In addition to a lower ongoing U.S. tax rate, the third quarter rate reflects adjustments related to the initial application of the Act, including the re-measurement of net current and deferred tax liabilities and the required recognition of tax expense associated with the deemed repatriation of accumulated foreign earnings. Excluding the impact of these initial application adjustments, the adjusted effective tax rate for the quarter was 25.8%.

Jeff Stutz, Chief Financial Officer, noted, "The organization has continued to do a nice job adjusting overall spending levels in response to ongoing gross margin pressures across the business, including the impact of competitive price discounting, commodity cost inflation and shifting product mix. These efforts were aided by further progress towards the overall cost reduction targets we outlined last year. While a portion of these savings are being utilized to help fund growth initiatives and offset inflationary pressures, this initiative remains a key component in achieving our long-term profitability target. The combination of strong operating performance and the benefit of a lower U.S. tax rate helped drive a 28% increase in adjusted earnings per share this quarter.”

Mr. Stutz continued, “While we continue to feel our business is poised to benefit from our strategic position and a generally strong economic picture, sluggish order rates in North America this quarter and ongoing discounting, product mix and commodity pressures are reflected in our outlook for the upcoming fourth quarter.”

The Company ended the third quarter with total cash and cash equivalents of $193.0 million, an increase of $96.8 million from the balance at the end of fiscal 2017. Cash flow generated from operations in the third quarter of $29.2 million compared to $27.8 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the third quarter of fiscal 2018:

Organic Sales Growth (Decline) by Segment *

	Three Months Ended					Three Months Ended
	3/3/18					3/4/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$316.4	$102.6	$72.6	$86.8	$578.4	$294.5	$88.0	$69.3	$73.1	$524.9
% change from PY	7.4%	16.6%	4.8%	18.7%	10.2%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(2.6)	—	—	—	(2.6)
Currency Translation Effects (1)	(1.1)	(5.0)	—	(0.1)	(6.2)	—	—	—	—	—
Net Sales, organic	$315.3	$97.6	$72.6	$86.7	$572.2	$291.9	$88.0	$69.3	$73.1	$522.3
% change from PY	8.0%	10.9%	4.8%	18.6%	9.6%

Organic Order Growth (Decline) by Segment *

	Three Months Ended					Three Months Ended
	3/3/18					3/4/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$294.7	$113.9	$71.2	$83.4	$563.2	$318.3	$85.5	$66.3	$73.1	$543.2
% change from PY	(7.4)%	33.2%	7.4%	14.1%	3.7%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(6.9)	—	—	—	(6.9)
Currency Translation Effects (1)	(1.1)	(5.1)	—	(0.1)	(6.3)	—	—	—	—	—
Orders, proforma	$293.6	$108.8	$71.2	$83.3	$556.9	$311.4	$85.5	$66.3	$73.1	$536.3
% change from PY	(5.7)%	27.3%	7.4%	14.0%	3.8%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Fourth Quarter Fiscal 2018 Guidance

Looking forward, Herman Miller expects net sales in the fourth quarter of fiscal 2018 to be in the range of $590 million to $610 million. On an organic basis, adjusted for the impact of dealer divestitures and foreign currency translation, this forecast implies sales growth of 4% compared to the fourth quarter of the prior year at the mid-point of the range.
On a GAAP basis, diluted earnings per share for the fourth quarter of fiscal 2018 is expected to range between $0.49 to $0.53. The Company expects adjusted diluted earnings per share to range between $0.56 to $0.60. Adjusted earnings per share excludes an estimated $6 million to $7 million of pre-tax restructuring and other charges expected in the fourth quarter of fiscal 2018.
This earnings per share guidance reflects an anticipated effective tax rate of 23% to 25% for the fourth quarter of fiscal 2018. Looking ahead, we expect our full year tax rate in fiscal 2019 to be 21% to 23%, which reflects a full year of the lower U.S. federal tax rate, anticipated mix of domestic and foreign earnings and the impact of state income taxes.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a live webcast to discuss the results of the third quarter of fiscal 2018 on Wednesday, March 21, 2018, at 5:00 p.m. ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the 112-year-old company has relied on innovative design to solve problems wherever people work, live, learn, and heal. With recognizable designs as part of museum collections worldwide, Herman Miller is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award and has been ranked number one on Contract Magazine’s list of “Brands that Inspire” for four straight years. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned numerous global sustainability and inclusivity awards including the Human Rights Foundation’s top rating in its Corporate Equality Index for 11 years in a row. In fiscal 2017, the Company generated $2.28 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term cost saving goals, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three and nine months ended March 3, 2018 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Nine Months Ended
	March 3, 2018		March 4, 2017		March 3, 2018		March 4, 2017
	(13 weeks)		(13 weeks)		(39 weeks)		(40 weeks)
Net Sales	$578.4	100.0%	$524.9	100.0%	$1,763.2	100.0%	$1,701.0	100.0%
Cost of Sales	372.6	64.4%	329.4	62.8%	1,118.5	63.4%	1,057.6	62.2%
Gross Margin	205.8	35.6%	195.5	37.2%	644.7	36.6%	643.4	37.8%
Operating Expenses	167.5	29.0%	157.8	30.1%	505.4	28.7%	498.7	29.3%
Restructuring Expenses	—	—%	2.7	0.5%	1.9	0.1%	3.7	0.2%
Operating Earnings	38.3	6.6%	35.0	6.7%	137.4	7.8%	141.0	8.3%
Other Expenses, net	2.1	0.4%	3.0	0.6%	7.7	0.4%	10.4	0.6%
Earnings Before Income Taxes and Equity Income	36.2	6.3%	32.0	6.1%	129.7	7.4%	130.6	7.7%
Income Tax Expense	6.9	1.2%	9.5	1.8%	35.4	2.0%	41.1	2.4%
Equity Income, net of tax	0.7	0.1%	—	—%	2.2	0.1%	1.1	0.1%
Net Earnings	30.0	5.2%	22.5	4.3%	96.5	5.5%	90.6	5.3%
Net Earnings Attributable to Noncontrolling Interests	0.2	—%	—	—%	0.2	—%	0.1	—%
Net Earnings Attributable to Herman Miller, Inc.	$29.8	5.2%	$22.5	4.3%	$96.3	5.5%	$90.5	5.3%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.50		$0.38		$1.61		$1.51
Weighted Average Basic Common Shares	59,691,709		59,846,034		59,753,271		59,910,844
Earnings Per Share – Diluted	$0.49		$0.37		$1.60		$1.50
Weighted Average Diluted Common Shares	60,362,084		60,383,186		60,296,728		60,421,978

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Nine Months Ended
	March 3, 2018	March 4, 2017
	(39 weeks)	(40 weeks)
Net Earnings	$96.5	$90.6
Cash Flows provided by Operating Activities	110.7	122.1
Cash Flows used for Investing Activities	(42.5)	(99.0)
Cash Flows provided by / (used for) Financing Activities	28.3	(29.6)
Effect of Exchange Rates	0.3	0.0
Change in Cash	96.8	(6.5)
Cash, Beginning of Period	96.2	84.9
Cash, End of Period	$193.0	$78.4

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	March 3, 2018	June 3, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$193.0	$96.2
Marketable Securities	8.4	8.6
Accounts and Notes Receivable, net	195.1	186.6
Inventories, net	169.4	152.4
Prepaid Expenses and Other	44.4	48.1
Total Current Assets	610.3	491.9
Net Property and Equipment	330.0	314.6
Other Assets	503.0	499.8
Total Assets	$1,443.3	$1,306.3

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	162.5	148.4
Accrued Liabilities	222.4	237.3
Total Current Liabilities	384.9	385.7
Long-term Debt	275.0	199.9
Other Liabilities	101.8	108.4
Total Liabilities	761.7	694.0
Redeemable Noncontrolling Interests	24.3	24.6
Herman Miller, Inc. Stockholders' Equity	657.1	587.5
Noncontrolling Interests	0.2	0.2
Total Stockholders' Equity	657.3	587.7
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,443.3	$1,306.3

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